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Exhibit T3E-8

UPC Polska, Inc. Master / Nominee Holder Voting Materials for UPC Polska Notes Claims (excluding Telecom Owned UPC Polska Note Claims) (Class 3)

        UPC Polska, Inc. ("UPC Polska") is soliciting votes on the First Amended Plan of Reorganization, dated October 27, 2003, filed in its Chapter 11 case (the "Plan"). These Master / Nominee Voting Materials are to be used by you—as a broker, bank, or other nominee; or as the proxy holder of a nominee or beneficial owner—to record and transmit the votes of the beneficial owners of UPC Polska Notes to accept or reject the Plan.

        UPC Polska previously sent you for prompt delivery to beneficial owners a "Solicitation Package," consisting of a cover letter addressed to beneficial owners, a Disclosure Statement, and Voting Materials for Beneficial Owners of UPC Polska Notes Claims. For Beneficial Owner Ballots returned to you, you must (1) execute this Master Ballot to reflect the voting instructions given to you in the Beneficial Owner Ballots and (2) forward this Master Ballot to the Voting Agent at the following address: Bankruptcy Services, LLC, Attn: UPC Polska Ballot Tabulation, 757 Third Avenue, Third Floor, New York, NY 10017 so as to be received by the Voting Agent in advance of the Plan Voting Deadline set forth below. Before you transmit any votes, please review this Master Ballot and the voting procedures set forth in the section of the Disclosure Statement entitled "Chapter 11 Case and Plan of Reorganization—Voting on, and Confirmation of, the Plan."

        Questions.    If you have any questions about this Master Ballot, the voting procedures, or if you believe that you have received the wrong Master Ballot, or if you need additional copies of this Master Ballot or the Disclosure Statement, please contact the Voting Agent—Bankruptcy Services, LLC, 757 Third Avenue, Third Floor, New York, NY 10017, tel. (646) 282-2500.

VOTING DEADLINE
The Plan Voting Deadline is 5:00 p.m., New York City Time, on Monday, November 24, 2003. If the Voting Agent does not timely receive this Plan Master Ballot, your holders' votes will not count.
Do not fax this Master Ballot to the Voting Agent; ballots faxed to the Voting Agent will not be counted.

        No fees, commissions, or other remuneration will be payable to any bank, broker, nominee, or other person for soliciting ballots accepting the Plan. UPC Polska will, however, upon request, reimburse you for customary customer mailing and handling expenses incurred by you in forwarding the Solicitation Package to your clients.

Nothing contained in this Master Ballot or in the enclosed documents renders you or any other person an agent for UPC Polska or the Voting Agent, or authorizes you or any other person to use any document or make any statement on behalf of any of them with respect to the Plan, except for the statements contained in the Solicitation Package.

Ex. B-2-c	UPC Polska 7% Series C Notes due 2008

HOW TO VOTE ON THE PLAN

        1.     You should already have delivered the Solicitation Package (which includes the Voting Materials for Beneficial Owners of UPC Polska Notes) to each beneficial owner for which you hold UPC Polska Notes, and taken any action required to enable each such beneficial owner to (i) complete and execute the "Plan Ballot for Beneficial Owners of UPC Polska Notes Claims" (the "Plan Beneficial Owner Ballot" to accept or reject the Plan, and (ii) return the completed, executed Plan Beneficial Owner Ballot to you in sufficient time to enable you to complete this Master Ballot and deliver it to the Voting Agent by the Plan Voting Deadline.

        2.     For Plan Beneficial Owner Ballots returned to you, you must (a) complete this Master Ballot to reflect the voting instructions given to you in the Plan Beneficial Owner Ballots as described in Instruction 3 below, (b) forward this Master Ballot to the Voting Agent to be received by the Plan Voting Deadline and (c) retain in your records for at least one year after the Plan Voting Deadline a copy of all Plan Beneficial Owner Ballots that you receive.

        3.     To complete this Master Ballot properly, take the following steps:

  (a)
  Check the appropriate box in Item 1.

  (b)
  Vote to accept (for) or reject (against) the Plan in the table in Item 2 for each beneficial owner of UPC Polska Notes held by you as the nominee or proxy holder on behalf of the nominee or the beneficial owners. This information is found in Item 2 of the Plan Beneficial Owner Ballots. Please provide information for each beneficial owner for whom you are voting UPC Polska Notes in your name. If you are unable to disclose the identity of a beneficial owner, you may use a customer account number that you assign to the beneficial owner for this Master Ballot (rather than a name), or, if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number in your records for at least one year after the Voting Deadline).

  (c)
  Fill in the information requested in Item 3 for each beneficial owner that completed Item 3 of its Plan Beneficial Owner Ballot, if applicable.

  (d)
  Read Item 4 carefully.

  (e)
  Sign and date this Master Ballot, including your name and address.

  (f)
  Contact the Voting Agent to arrange for delivery of this completed Master Ballot to the Voting Agent by the Voting Deadline.

        Note:    This Master Ballot may not be used for any purpose other than to vote to accept or reject the Plan.

Ex. B-2-c	UPC Polska 7% Series C Notes due 2008

UPC Polska, Inc. Master Plan Ballot for UPC Polska Notes Claims (excluding Telecom Owned UPC Polska Note Claims) (Class 3)

Item 1.

        Certification of Authority to Vote. The undersigned certifies that it (please check applicable box):

☐
is a broker, bank, or other nominee that on the Voting Record Date of October 31, 2003, was the registered holder of at least the aggregate principal face amount (upon stated maturity) of UPC Polska Notes listed in Item 2 below; or

☐
is acting under a power of attorney, agency, or proxy (a copy of which will be provided upon request) granted by a broker, bank, or other nominee or a beneficial owner that on October 31, 2003 was the registered holder of at least the aggregate principal amount (upon stated maturity) of UPC Polska Notes listed in Item 2 below, and accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the beneficial owners of the UPC Polska Notes listed in Item 2.

Ex. B-2-c	UPC Polska 7% Series C Notes due 2008

Item 2: UPC Polska Note Claims (excluding Telecom Owned UPC Polska Note Claims) (Class 3) Vote on Plan—Number of Beneficial Owners. Fill in from Items 1, 2 and 4 of the Plan Beneficial Owner Ballots. The undersigned certifies that: (a) the following beneficial owners of UPC Polska Notes, as identified by their respective names or customer account numbers, were beneficial owners of UPC Polska Notes on the Voting Record Date of October 31, 2003 and have delivered to the undersigned Plan Beneficial Owner Ballots casting votes as indicated and containing instructions for the casting of those votes on their behalf; and (b) if the beneficial owner has purported to vote more or less than the aggregate principal amount of UPC Polska Notes that the beneficial owner actually owned, the vote transcribed onto this Master Ballot reflects, based on the undersigned's records, the actual amount owned by the beneficial owner on the Voting Record Date of October 31, 2003 (attach separate sheet(s) if necessary):

Customer Name or Account Number for Each Beneficial Owner of UPC Polska Notes	Principal Face Amount (Upon Stated Maturity) of UPC Polska Notes Voted (in U.S. Dollars)* (from Items 1 and 2 of Plan Beneficial Owner Ballots)

	To ACCEPT (vote FOR) the Plan	To REJECT (vote AGAINST) the Plan

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

TOTALS

        *To vote, a beneficial owner must check a box in Item 2 to ACCEPT or REJECT on the Plan Beneficial Owner Ballot. If a beneficial owner did not check a box in Item 2 on its Plan Beneficial Owner Ballot, do not enter any vote in this table.

        A beneficial owner must vote all its claims either to accept or reject the Plan and may not split its vote. If a beneficial owner has purported to split its votes, do not enter any vote or subscription amount in this table. You should instead provide a separate tabulation of those Plan Beneficial Owner Ballots.

Ex. B-2-c	UPC Polska 7% Series C Notes due 2008

        Item 3: Additional Plan Beneficial Owner Ballots Submitted by Beneficial Owners. The undersigned certifies that it has transcribed below the information, if any, provided in Item 3 of each Plan Beneficial Owner Ballot received from a beneficial owner (attach separate sheet(s) if necessary):

Transcribe from Item 3 of Plan Beneficial Owner Ballots
Customer Name Or Account Number For Each Beneficial Owner Of UPC Polska Notes	Name of Nominee Holder (Broker, Bank, etc.)	Account Number	Type of Other UPC Polska Notes	Principal Amount (Upon Stated Maturity) of other UPC Polska Notes Voted

1.				$

2.				$

3.				$

4.				$

        Item 4:    By signing this Master Ballot, the undersigned certifies that it:

  (a)
  has sent a copy of the Solicitation Package to each beneficial owner of UPC Polska Notes for which the nominee identified below was the record holder as of the Voting Record Date of October 31, 2003; and

  (b)
  obtained and transmitted the votes and subscription instructions reflected in this Master Ballot in accordance with the instructions and procedures set forth in the Disclosure Statement and this Master Ballot.

Name of Broker, Bank, or Other Nominee:
(Print or Type)
Name of Proxy Holder or Agent for Broker, Bank, or Other Nominee (if applicable)
(Print or Type)
If applicable, Euroclear Account Number:

If applicable, DTCC Participant Number:

Signature:

Name of Signatory:

Title:
(If Appropriate)
Address:

Telephone:	Dated:

Ex. B-2-c	UPC Polska 7% Series C Notes due 2008

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Exhibit T3E-8